EXHIBIT 10.3
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                          TRANSACTION SUPPORT AGREEMENT

         TRANSACTION SUPPORT AGREEMENT, dated as of May 27, 2005 (this "AGREEMENT"), by and among Triarc Companies, Inc., a Delaware corporation ("TRIARC"), certain individuals whose names are set forth on the signature pages to this Agreement (each a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS") who are stockholders of RTM Restaurant Group, Inc., a Georgia corporation ("RTMRG"), and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, as the RTM Representatives (as defined below).

                                    RECITALS

         WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Triarc, Arby's Acquisition Co., a Georgia corporation and a direct wholly owned subsidiary of Triarc ("MERGER SUB CORP."), Arby's Restaurant, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Triarc ("MERGER SUB LLC"), RTMRG and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, as the RTM Representatives, are entering into an Agreement and Plan of Merger (as the same may be amended or modified from time to time in accordance with its terms, the "MERGER AGREEMENT") which provides, among other things, for the merger of Merger Sub Corp. with and into RTMRG (the "FIRST MERGER"), followed immediately thereafter by the merger of RTMRG with and into Merger Sub LLC, with Merger Sub LLC surviving the merger (the "SECOND MERGER" and, together with the First Merger, the "MERGERS"), (ii) Triarc, Arby's Restaurant Group, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Triarc ("ARG"), all of the members of RTM Acquisition Company, L.L.C., a Georgia limited liability company ("RTMAC") and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, as the RTM Representatives, are entering into a Membership Interest Purchase Agreement (as the same may be amended or modified from time to time in accordance with its terms, the "MEMBERSHIP INTEREST PURCHASE AGREEMENT") which provides, among other things, for the acquisition by Triarc of its assignee(s) of all of the outstanding membership interests of RTMAC and (iii) Triarc, RTMMC Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Triarc ("RTMMC ACQUISITION SUB"), RTM Management Company, L.L.C., a Georgia limited liability company ("RTMMC"), each member of RTMMC and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, as the RTM Representatives, are entering into an Asset Purchase Agreement (as the same may be amended or modified from time to time in accordance with its terms, the "ASSET PURCHASE AGREEMENT" and together with the Merger Agreement and the Membership Interest Purchase Agreement, collectively the "TRANSACTION AGREEMENTS") which provides, among other things, for the acquisition by RTMMC Acquisition Sub of the Purchased Assets (as defined therein) and the assumption of the Assumed Liabilities (as defined therein) from RTMMC.

         WHEREAS, certain shareholders of RTMRG, including the Stockholders, who collectively beneficially own at least 98% of all of the outstanding shares of

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common stock, no par value per share, of RTMRG have duly executed and delivered on the date hereof, the RTMRG Written Consent (as defined below).

         WHEREAS, as a condition and inducement to entering into and/or causing Triarc to enter the Merger Agreement, the Membership Interest Purchase Agreement and the Asset Purchase Agreement, Triarc has requested that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement which sets forth the agreements of the parties hereto with respect to certain agreements related to the Mergers and the transactions contemplated by the Membership Interest Purchase Agreement and the Asset Purchase Agreement, including with respect to liability for indemnification payments under the Transaction Agreements.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         1.1 GENERAL. Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

         1.2 INTERPRETATION. The headings in this Agreement are for reference only and shall not affect the meaning or integration of this Agreement. All references in this Agreement to Articles, Sections or Schedules shall refer to Articles or Sections of or Schedules to this Agreement unless the context shall require otherwise. The words "include," "includes" and "including" shall not be limiting and shall be deemed to be followed by the phrase "without limitation." References to any gender shall be deemed to include references to the other gender.


                                   ARTICLE II

                     APPOINTMENT OF THE RTM REPRESENTATIVES

         2.1 APPOINTMENT OF THE RTM REPRESENTATIVES. Effective as of the date hereof each Stockholder, by such Stockholder's execution and delivery of this Agreement, hereby irrevocably constitutes and appoints Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, acting by a majority, to act as his, her or its representatives under this Agreement, the Merger Agreement and the Ancillary Agreements (the "RTM Representatives"), with full power of substitution, to exercise the powers and to perform:

                        (i) the duties required or permitted to be performed by the RTM Representatives on behalf of the Stockholders under and pursuant to this Agreement, the Merger Agreement and the Ancillary Agreements;


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                        (ii)    such other duties as are delegated to the RTM
Representatives under this Agreement, the Merger Agreement and the Ancillary Agreements, to be performed by the RTM Representatives on behalf of the Stockholders in their capacities as Stockholders; and

                        (iii) such actions as are reasonably incident to any of the duties referred to in the preceding clauses (i) and (ii) above, including the taking of any action and the execution and delivery of any agreement or instrument by or on behalf of each Stockholder which the RTM Representatives deem necessary or reasonably required to accomplish the purposes of the foregoing. The appointment set forth in this Section 2.1 shall be coupled with an interest.

                (b) Without limiting the generality of the foregoing, the RTM Representatives, acting by a majority, shall have the right and power to do or cause to be done any of the following things on behalf of each of the Stockholders and all of them collectively:

                        (i) act as the sole representatives of the Stockholders and exercise all rights of the Stockholders under this Agreement, the Merger Agreement or the Ancillary Agreements, including, but not limited to, the prosecution, defense and settlement of all claims and actions under, and to resolve all matters relating to, indemnification under this Agreement, the Merger Agreement or the Ancillary Agreements;

                        (ii) (A) authorize delivery to any Triarc Indemnified Party of all or a portion of the RTM Escrow Fund in accordance with the Escrow Agreement, (B) receive any payments made to the Stockholders or to the RTM Representatives on such Stockholder's behalf pursuant to the Merger Agreement or the Ancillary Agreements, (C) invest such funds pending their disbursement in such manner as the RTM Representatives in their sole discretion, acting by a majority, deem appropriate, and (D) disburse to the Stockholders payments made to the RTM Representatives under the Merger Agreement, the Escrow Agreement or the Ancillary Agreements; and

                        (iii) otherwise take all actions and do all things reasonably required or advisable to accomplish any of the matters referred to in this Agreement, the Merger Agreement or the Ancillary Agreements, including the execution and delivery of any documents and instruments, and generally to act for and in the name of the Stockholders as fully as each Stockholder could if then personally present and acting. The RTM Representatives, acting by a majority, are hereby empowered to determine, in accordance with the terms of this Agreement, the Merger Agreement or the Ancillary Agreements, the time or times when, the purposes for which, and the manner in which, the power herein conferred upon the RTM Representatives shall be exercised.

                (c) Triarc, Merger Sub Corp., ARG, RTMMC Acquisition Sub and all other persons dealing with the RTM Representatives may rely and act upon any writing believed in good faith to be signed by a majority of the RTM Representatives or


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an authorized representative of the RTM Representatives, and may assume that all actions of the RTM Representatives, acting by a majority, and any authorized representative of the RTM Representatives have been duly authorized by the Stockholders. The actions, decisions and instructions of the RTM Representatives taken, made or given pursuant to the authority granted to the RTM
Representatives pursuant to this Section 2.1 shall be conclusive and binding upon each Stockholder and each Stockholder's heirs, representatives, successors and assigns, as applicable, and such Persons shall not have the right to object, dissent, protest or otherwise contest the same.

                (d) The RTM Representatives shall promptly deliver to each Stockholder copies of all statements, notices, letters of direction or other material communications given or received by any of them in his capacity as one of the RTM Representatives under this Agreement, the Merger Agreement or any Ancillary Agreement. The RTM Representatives shall have the sole power and authority, without prior notice to or consultation with any of the Stockholders, to take all actions required or permitted to be taken by the RTM Representatives, the Stockholders or any of them under this Agreement, the Merger Agreement or any Ancillary Agreement.

                (e) The RTM Representatives may execute any of their duties under this Agreement, the Merger Agreement or any Ancillary Agreement by or through agents and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to the RTM Representatives' duties, as the case may be, hereunder and thereunder. The RTM Representatives shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, statement or other document believed by the RTM Representatives to be genuine and correct and to have been signed and sent by the proper person or persons and, in respect to legal matters, upon the opinion of counsel selected by the RTM Representatives.

                (f) The Stockholders shall reimburse the RTM Representatives for all out-of-pocket expenses, including reasonable attorneys' and accountants' fees and expenses, incurred by the RTM Representatives in connection with the administration or enforcement of, or the preservation of any rights of the Stockholders under, this Agreement, the Merger Agreement or the Ancillary Agreements. Each of the Stockholders shall be responsible for such out-of-pocket expenses in the proportions set forth on SCHEDULE A to this Agreement.

                (g) Actions by the RTM Representatives will be effective if taken by a majority of the RTM Representatives. In carrying out their duties and responsibilities in their capacity as RTM Representatives under this Agreement, the Merger Agreement or the Ancillary Agreements, neither the RTM Representatives nor any of their agents shall be liable to any Stockholder for any action lawfully taken or omitted to be taken by him, her, it or them in good faith under this Agreement, the Merger Agreement or the Ancillary Agreements, except for the RTM Representatives' or their agents' willful misconduct or fraud.

                (h) The Stockholders, severally, hereby agree to indemnify and hold harmless each of the RTM Representatives, his agents, successors and assigns with


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respect to any act or omission of or by any of them absent willful misconduct or fraud in connection with any and all matters contemplated by this Agreement, the Merger Agreement or the Ancillary Agreements.

                (i) If any of the RTM Representatives should die, become disabled or otherwise become unable to fulfill his responsibilities as one of the RTM Representatives or shall resign, then the Stockholders, the other shareholders of RTMRG, the RTMAC Sellers and the RTMMC Members, by a majority vote based on their respective pro rata interests in the Aggregate Merger Consideration, shall promptly appoint a successor representative and shall promptly notify Triarc of such successor. The authorizations of the RTM Representatives will be effective until their rights and obligations under this Agreement, the Merger Agreement and the Ancillary Agreements terminate by virtue of the termination of any and all obligations of the Stockholders to Triarc under this Agreement, the Merger Agreement and the Ancillary Agreements.


                                  ARTICLE III

                     INDEMNIFICATION; RESTRICTIVE COVENANTS

         3.1    INDEMNIFICATION BY THE STOCKHOLDERS.

                (a) Subject to Section 3.1(b), the Stockholders shall jointly and severally (on the basis described in the Merger Agreement) (i) pay all of the amounts (if any) due and owing from the RTMRG Principal Shareholders under Section 2.09(e)(ii) of the Merger Agreement and (ii) fully defend, indemnify and hold harmless the Triarc Indemnified Parties from and against all Losses and Tax Losses, in each case, to the full extent contemplated by Articles VIII and XI of the Merger Agreement as if each such Stockholder were a party to the Merger Agreement. Notwithstanding the foregoing, with respect to any Loss arising out of or relating to the breach of any representation, warranty, covenant or agreement made by a Stockholder in this Agreement, the Triarc Indemnified Parties shall be indemnified for the full amount (i.e., 100%) of such Loss on a several basis solely by the Stockholder who has breached such representation, warranty, covenant or agreement.

                (b) Any amounts (if any) due and owing from the RTMRG Principal Shareholders under Section 2.09 of the Merger Agreement and any Loss or Tax Loss described in this Section 3.1 shall, to the extent applicable, be subject to the same limits, conditions, procedures and recourses with respect to indemnification contained in the Transaction Agreements and shall be payable directly by the Stockholders solely to the extent that recourse to the RTM Escrow Fund is unavailable or inadequate to make such payment or to indemnify against such Loss.

                (c) To the extent that the Stockholders' undertakings set forth in this Section 3.1 may be unenforceable, the Stockholders shall contribute the maximum amount that they are permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Triarc Indemnified Parties to the extent they


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would otherwise have been indemnified under and subject to the terms and conditions of Articles VIII or XI of the Merger Agreement.

         3.2    NON-COMPETE AND OTHER RESTRICTIVE COVENANTS.

                (a) As an inducement for each of Triarc, ARG, Merger Sub Corp., Merger Sub LLC and RTMMC Acquisition Sub, as applicable, to enter into the Merger Agreement, the RTMAC Purchase Agreement and the RTMMC Purchase Agreement and to consummate the transactions contemplated thereby and as consideration for the payment of the pro rata portion of the Aggregate Merger Consideration, the RTMAC Purchase Price and the cash portion of the RTMMC Purchase Price, each of Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch (each, a "SUBJECT STOCKHOLDER") acknowledges and agrees that through such Subject Stockholder's association with the RTM Parties and their Subsidiaries, such Subject Stockholder has been (and, for any such Subject Stockholder who will be a director or officer of, or consultant to, ARG or any of its Subsidiaries after the Closing, will continue to be) involved, at the highest level, in the development, implementation, and management of the business strategies and plans of the RTM Parties and their Subsidiaries and, from and after the Closing, ARG and its Subsidiaries, including those which involve the finances, marketing and other operations, and acquisitions of the RTM Parties and their Subsidiaries and, from and after the Closing, ARG and its Subsidiaries. By virtue of such Subject Stockholder's unique and sensitive position and in light of the nation-wide scope of ARG and its Subsidiaries, each Subject Stockholder's association with a competitor of ARG or its Subsidiaries represents a serious competitive danger to ARG and its Subsidiaries and the use of such Subject Stockholder's talent, knowledge and information about the business, strategies and plans of ARG and its Subsidiaries can and would constitute a valuable competitive advantage over ARG and its Subsidiaries.

                (b) In view of Section 3.2(a) above, each Subject Stockholder hereby covenants and agrees that during the period beginning on the Closing Date and ending on the fourth anniversary thereof:

                        (i) anywhere in the United States where ARG or any of its Subsidiaries maintains Restaurants, such Subject Stockholder will not engage or be engaged in any capacity, "directly or indirectly" (as defined below), including, but not limited to, as an employee, agent, consultant, director, officer, advisor, financing source, owner, partner, member or stockholder (except as a passive investor owning less than two percent (2%) interest in a publicly held company) in any Person that owns and/or franchises more than 500 restaurant units in the United States, other than the Mrs. Winners Obligors as of the date hereof and only to the extent that such Mrs. Winners Obligors own or operate Mrs. Winner's brand restaurants;

                        (ii) such Subject Stockholder will not, directly or indirectly, without Triarc's prior written consent, hire or cause to be hired, solicit or encourage to cease to work with ARG or any of its Subsidiaries or Affiliates, any person who is at the time of such activity, or who was within the six (6) month period preceding such activity, an employee of ARG or any of its Subsidiaries or Affiliates at the level of


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director or any more senior level or a consultant under contract with ARG or any of its Subsidiaries or Affiliates and whose primary client is such Person; and

                        (iii) such Subject Stockholder will not, directly or indirectly, solicit, encourage or cause any supplier, distributor or franchisee of ARG ARG or any of its Subsidiaries or Affiliates to cease doing business with ARG or such Subsidiary or Affiliate, or to reduce the amount of business such supplier, distributor or franchisee does with ARG or such Subsidiary or Affiliate.

                (c) For purposes of this Section 3.2, "directly or indirectly" means in such Subject Stockholder's individual capacity for his, her or its own benefit or as a shareholder, partner, member, financing source or other principal, officer, director, employee, agent or consultant of or to any Person whatsoever.

                (d) If any court determines that any of the covenants set forth in this Section 3.2, or any part thereof, is unenforceable because of the duration or geographic scope of such provision or otherwise, such court shall have the power to reduce the duration or scope of, or otherwise reform, such provision, as the case may be, and, in its reduced or modified form, such provision shall then be enforceable.

         3.3 CONFIDENTIALITY. During the period of the covenants set forth in Section 3.2(b), each Stockholder agrees to treat as confidential and not to disclose to anyone other than Triarc and its Subsidiaries and Affiliates, and their respective officers, directors, employees and agents, and each such Stockholder agrees that such Stockholder will not, without the prior written consent of Triarc, divulge, furnish, or make known or accessible to, or use for the benefit of anyone other than Triarc, its Subsidiaries and Affiliates, any information of a confidential nature relating in any way to the business of Triarc or its Subsidiaries or Affiliates (including, from and after the Closing, RTMRG, RTMAC, RTMMC and their respective Subsidiaries), or any of their respective suppliers, distributors or franchisees, unless (i) such Stockholder is required to disclose such information by requirements of Law, (ii) such information is in the public domain through no fault of such Stockholder, or
(iii) such information has been lawfully acquired by such Stockholder from other sources unless such Stockholder knows that such information was obtained in violation of an agreement of confidentiality. During the period of the covenants set forth in Section 3.2(b), each such Stockholder further agrees that such Stockholder will refrain from engaging in any conduct or making any statement, written or oral that is disparaging of Triarc, any of its Subsidiaries or Affiliates (including, from and after the Closing, RTMRG, RTMAC, RTMMC and their respective Subsidiaries) or any of their respective directors or officers. Notwithstanding the foregoing, Triarc acknowledges that prior to the Closing, the operations of RTMRG, RTMMC, RTMAC and their Subsidiaries have been conducted with the operations of the Mrs. Winners Obligors in an interdependent manner and that it is difficult to distinguish between the confidential information of the RTM Parties and their Subsidiaries and the confidential information of the Mrs. Winners Obligors. Accordingly, Triarc agrees that the continued use by the Stockholders of information otherwise subject to this Section 3.3 in the conduct of the business and affairs of the Mrs. Winners Obligors will not constitute a violation of this Section 3.3 to the extent that such use does not result in an adverse


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impact to Triarc or any of its Subsidiaries that is material to Triarc and its
Subsidiaries, taken as a whole.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Each Stockholder, severally and not jointly, represents and warrants to Triarc as follows:

         4.1 POWER AND AUTHORIZATION. Such Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within such Stockholder's power and authority and have been duly and validly authorized by all necessary action on the part of such Stockholder.

         4.2 ENFORCEABILITY. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         4.3 GOVERNMENTAL AUTHORIZATIONS. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity.

         4.4 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement do not and will not:

                (a) contravene or conflict with, or result in any violation or breach of, any provisions of the organizational documents of such Stockholder (to the extent that such Stockholder is an entity);

                (b) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to such Stockholder;

                (c) require any consent, approval or other authorization of, or any filing with or notification to, any Person under any Contract to which such Stockholder is a party, other than as provided in Section 5.06 of the Merger Agreement or Section 5.06 of the RTMRG Disclosure Letter; or


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                (d)     give rise to a right of termination, cancellation,
amendment, modification or acceleration of any rights or obligations under any Contracts to which such Stockholder is a party.

         4.5 OWNERSHIP. As of the date of this Agreement, such Stockholder is the sole beneficial owner and record holder of the number of shares of common stock, no par value, of RTMRG (the "RTMRG SHARES") set forth opposite such Stockholder's name on SCHEDULE A to this Agreement, which constitute all of the RTMRG Shares beneficially owned and/or held of record by such Stockholder, except for options to purchase 3,411,422 RTMRG Shares in the case of Thomas A. Garrett. Except for such options in the case of Mr. Garrett, such Stockholder owns no other rights or interests convertible or exchangeable into or exercisable for any securities of RTMRG.

         4.6 TRANSACTION AGREEMENTS. Such Stockholder has received and reviewed a copy of, and is fully familiar with and understands the terms of, each of the Transaction Agreements.

         4.7 ACCREDITED INVESTOR. Such Stockholder is an "accredited investor," as defined in Regulation D of the Securities Act and has such knowledge, skill, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the receipt of a portion of the Aggregate Share Consideration for its RTMRG Shares.


                                   ARTICLE V

                                OTHER COVENANTS

         5.1 NO INCONSISTENT AGREEMENTS. Each Stockholder covenants and agrees that such Stockholder shall not enter into any Contract with respect to any of its RTMRG Shares that is inconsistent with such Stockholder's obligations under this Agreement.

         5.2 NO TRANSFERS. Each Stockholder agrees that it shall not: (a) sell, assign, give, tender, offer, exchange or otherwise transfer any of its RTMRG Shares except by will or the laws of descent and distribution in the event of his or her death; (b) encumber, pledge, hypothecate or otherwise permit (including by omission) the creation or imposition of any Lien on any of its RTMRG Shares; or (c) enter into any Contract with respect to any of the foregoing, in each case without the prior written consent of Triarc.

         5.3 NO REGISTRATIONS OF TRANSFERS. Each Stockholder (a) agrees that it shall not request that RTMRG or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's RTMRG Shares and (b) consents to the entry of stop transfer instructions by RTMRG of any transfer of such Stockholder's RTMRG Shares, unless such transfer is made in compliance with
Section 5.2.


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         5.4    NO SOLICITATION. Each Stockholder agrees that it shall not, and shall cause each of its Affiliates it controls and Representatives not to, directly or indirectly, (a) solicit, initiate, facilitate or encourage any inquiries, offers or proposals that constitute, or could reasonably be expected to lead to, any Takeover Proposal or (b) engage in discussions or negotiations with, or furnish or disclose any non-public information relating to RTMRG or any of its Subsidiaries to, any Person that has made or may be considering making any Takeover Proposal. Each Stockholder agrees that it shall, and shall cause each of its Affiliates it controls and Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Persons heretofore conducted with respect to any Takeover Proposal.

         5.5 NO GROUPS. Each Stockholder agrees that it shall not, and shall cause each of its Affiliates it controls not to, become a member of a "group" (as that term is used in Section 13(d) of the Exchange Act) with respect to any RTMRG Shares or other voting securities of the Company for the purpose of opposing or competing with the transactions contemplated by the Merger Agreement.

         5.6 NO PUBLIC STATEMENTS. Each Stockholder agrees that it shall not, and shall cause each of its Affiliates it controls and Representatives not to, issue any press releases or make any public statements with respect to this Agreement, the Merger Agreement or any of the transactions contemplated by the Merger Agreement without the prior written consent of Triarc or except as required by applicable Laws.

         5.7 WAIVER OF APPRAISAL AND DISSENT RIGHTS. Without limiting the generality of the other obligations of each Stockholder hereunder, each Stockholder hereby waives and agrees not to assert, and agrees to cause its Affiliates it controls to waive and not to assert, any rights of appraisal or rights of dissent in connection with the First Merger that such Stockholder or its Affiliates may have.

         5.8 RTMRG SHAREHOLDERS OBLIGATIONS AMOUNTS. Each Stockholder hereby consents to the offset against the Merger Consideration otherwise payable to such Stockholder of the RTMRG Shareholders Obligations Amounts for such Stockholder in accordance with the Merger Agreement.

         5.9 ACTIONS WITH RESPECT TO RTMRG SHAREHOLDERS. The Stockholders shall use their commercially reasonable efforts to obtain, as promptly as practicable after the date hereof, the execution and delivery of a waiver of dissenters rights by each RTMRG Shareholder who is not a signatory to the RTMRG Written Consent as of the date hereof.

         5.10 ACTIONS WITH RESPECT TO COMBINED RTM FINANCIAL STATEMENTS. Upon the request of Triarc, the Stockholders shall (i) cooperate with Triarc by using the Stockholders' commercially reasonable efforts to cause the applicable independent auditors of the RTM Parties and their Subsidiaries to furnish on a timely basis to Triarc all auditor's consents that are required to be included in any filing by Triarc or any of its Affiliates with the SEC that includes or incorporates by reference the Combined RTM Financial Statements, whether such filing is made before or after the Closing and


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including the Shelf Registration Statement, and (ii) to the extent Triarc or any of its Affiliates conducts or intends to conduct an offering of securities (and if the registration statement, prospectus or offering memorandum for such offering includes or incorporates by reference the Combined RTM Financial Statements), cooperate with Triarc by using the Stockholders' commercially reasonable efforts to cause the applicable independent auditors of the RTM Parties and their Subsidiaries to deliver a letter containing statements and information of the type ordinarily included in accountant's "comfort letters" with respect to the Combined RTM Financial Statements contained or incorporated by reference in any such document relating to any such offering, in the case of each of (i) and (ii) above, within the time period reasonably requested by Triarc or any of its Affiliates. In addition, in connection with any SEC filing required to be made by Triarc or any of its Affiliates (or any SEC review of such filing), the Stockholders shall permit Triarc and its Representatives to have reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books and records of the Stockholders and their Affiliates relating to the RTM Parties and their Subsidiaries solely for the purpose of preparing any such SEC filing or responding to SEC questions, comments or requests on such SEC filing.

         5.11 NO SHORT SALES. From the date hereof until the Closing Date, no Stockholder shall, and each Stockholder shall cause its Affiliates and Immediate Family Members not to, directly or indirectly, engage in any transaction constituting a "short sale" (as defined in the Rule 3b-3 under the Exchange Act) of any shares of Triarc Class A Common Stock or Triarc Class B-1 Common Stock beneficially owned by such Stockholder or establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange
Act), with respect to any shares of Triarc Class A Common Stock or Triarc Class B-1 Common Stock beneficially owned by such Stockholder, its Affiliates or Immediate Family Members.

         5.12 FURTHER ASSURANCES. From time to time, at Triarc's reasonable request and without further consideration, each Stockholder agrees that it shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.


                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 TERMINATION. This Agreement shall terminate simultaneously with any termination of the Merger Agreement in accordance with its terms. Any such termination shall be without prejudice to any liabilities arising under this Agreement prior to such termination.

         6.2 AMENDMENTS; WAIVERS. This Agreement may not be amended or waived except by an instrument in writing signed (a) by each of the parties to this Agreement in the case of an amendment or (b) by the party against whom the waiver is to be effective in the case of a waiver. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other right, power or privilege.

         7.3 NOTICES. Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile:

                If to Triarc, to:

                Triarc Companies, Inc.
                280 Park Avenue
                New York, New York  10017
                Facsimile:  (212) 451-3216
                Attention:  Brian L. Schorr, Esq.

                with a copy to:

                Paul, Weiss, Rifkind, Wharton & Garrison LLP
                1285 Avenue of the Americas
                New York, New York 10019-6064
                Facsimile: (212) 757-3990
                Attention:  Paul D. Ginsberg, Esq.

                If to a Stockholder, to such Stockholder's address or facsimile number set forth on the signature pages to this Agreement,

                with a copy to:

                Sutherland Asbill & Brennan LLP
                999 Peachtree Street, N.E.
                Atlanta, Georgia 30309-3996
                Facsimile: (404) 853-8806
                Attention:  Mark D. Kaufman, Esq.


or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 6.3, (b) if delivered by overnight courier service, the next business day after such communication is sent to the address specified in this Section 6.3, or (c) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.3 and appropriate confirmation is received.

         6.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. No party to this Agreement may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties.

         6.5 GOVERNING LAW. This Agreement and any claim or controversy relating hereto shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state that would result in the application of the law of another jurisdiction, except to the extent that provisions of the GBCC and the DLLCA are mandatorily applicable.

         6.6 SUBMISSION TO JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.3 shall be deemed effective service of process on such party.

         6.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         6.8 ENTIRE AGREEMENT. This Agreement, the Merger Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement

         6.9 NO THIRD-PARTY BENEFICIARIES. Except as provided in Section 3.1, this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

         6.10 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

         6.11 RULES OF CONSTRUCTION. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

         6.12 REMEDIES. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party shall be cumulative with and not exclusive of any other remedy contained in this Agreement, at law or in equity. The exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

         6.13 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (without the payment or posting of any bond) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         6.14 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, all of which shall be one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                         TRIARC COMPANIES, INC.


                                         By: /s/ Nelson Peltz
                                             ----------------------------------
                                             Name:  Nelson Peltz
                                             Title: Chairman & CEO


                                         By: /s/ Peter W. May
                                             ----------------------------------
                                             Name:  Peter W. May
                                             Title: President & COO



                                         STOCKHOLDERS:



                                         /s/ Russell V. Umphenour, Jr.
                                         --------------------------------
                                         Russell V. Umphenour, Jr.



                                         /s/ Russell V. Umphenour, III
                                         --------------------------------
                                         Russell V. Umphenour, III

                                         /s/ Sharon S. Umphenour
                                         --------------------------------
                                         Sharon S. Umphenour



                                         /s/ Sharron L. Baron
                                         --------------------------------
                                         Sharron L. Barton



                                         /s/ Dennis E. Cooper
                                         --------------------------------
                                         Dennis E. Cooper

                                         COOPER FAMILY PARTNERSHIP, L.L.L.P.


                                         By: /s/ Dennis E. Cooper
                                             ----------------------------
                                             Name:  Dennis E. Cooper
                                             Title: General Partner



                                         /s/ Thomas A. Garrett
                                         --------------------------------
                                         Thomas A. Garrett



                                         /s/ J. Russell Welch
                                         --------------------------------
                                         J. Russell Welch

                                         RTM REPRESENTATIVES:


                                         /s/ Russell V. Umphenour, Jr.
                                         --------------------------------
                                         Russell V. Umphenour, Jr.



                                         /s/ Dennis E. Cooper
                                         --------------------------------
                                         Dennis E. Cooper



                                         /s/ J. Russell Welch
                                         --------------------------------
                                         J. Russell Welch